Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	August 5, 2019
Jacobs Reports Earnings for the Third Quarter of Fiscal 2019
Strong Top- and Bottom-Line Q3 Results; Increasing Fiscal 2019 Outlook
Delivering Innovative Solutions and Disciplined Execution
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: JEC) today announced its financial results for the fiscal third quarter ended June 28, 2019.
Q3 2019 Highlights:

•	Gross revenue of $3.2 billion[1] grew 8.0% year-over-year; net revenue grew organically by 11.1%[2]

•	EPS from continuing operations of $0.65, results impacted by higher restructuring and transaction costs

•	Adjusted EPS from continuing operations of $1.40, up 13% year-over-year, including a discrete tax benefit

•	Backlog increased $2.6 billion to $22.5 billion, up 8% on an organic basis[2]

•	Increasing fiscal 2019 adjusted pro forma EPS outlook to $4.75 - $5.00 (excluding full year ECR)[3]

•	Completed $350 million of $1 billion share repurchase authorization through August 2nd

Jacobs’ Chair and CEO Steve Demetriou commented, “Our strong third quarter results and increased earnings outlook are yet another example of driving an innovative culture, strengthening our execution discipline and scaling our global network of expertise. As we execute against our strategy, we are profitably winning a greater level of business in our existing sectors, while diversifying into new high margin growth opportunities. We are creating a company like no other, putting our knowledge and imagination together to shape the next generation of innovative solutions. Our KeyW acquisition is already delivering with a growing pipeline of new and enhanced opportunities as we bring the two organizations together.”

Jacobs’ CFO Kevin Berryman added, “We delivered another quarter of solid results across both lines of business with accelerating growth in our sales pipelines, during the most transformative period in our company's history. The CH2M integration has exceeded our revenue and cost targets and is on track to be completed by the end of calendar 2019. Our divestiture of ECR is moving into the final stages of separation. We are raising our fiscal 2019 outlook and now expect adjusted EBITDA in the range of $965 million - $1 billion and adjusted pro forma EPS of $4.75 - $5.00.3 From a long-term standpoint, we have created a transformed business with a stronger balance sheet."

1Reflects continuing operations as reported in accordance with GAAP.
2Excludes $23.9 million in revenue and $1.1 billion in backlog contribution from KeyW.
3Reconciliation of the adjusted pro forma EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2019.

Third Quarter Review

	Fiscal 3Q 2019	Fiscal 3Q 2018	Change
Revenue	$3.2 billion	$2.9 billion	$0.3 billion
Net Revenue	$2.6 billion	$2.4 billion	$0.2 billion
GAAP Net Earnings from Continuing Operations	$89 million	$113 million	-$24 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.65	$0.79	-$0.14
Adjusted Net Earnings from Continuing Operations	$193 million	$178 million	$15 million
Adjusted EPS from Continuing Operations	$1.40	$1.24	$0.16
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the third quarter of fiscal 2019 and fiscal 2018 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 3Q 2019	Fiscal 3Q 2018
After-tax restructuring and other charges ($93.2 million and $30.1 million for the fiscal 2019 and 2018 periods, respectively before income taxes)	$70 million ($0.51 per share)	$22 million ($0.15 per share)
After-tax transaction costs incurred in connection with the closing of the CH2M and KeyW acquisitions ($13.3 million and $5.4 million for the fiscal 2019 and 2018 periods, respectively before income taxes)
	$10 million ($0.07 per share)	$4 million ($0.03 per share)
Other adjustments include:
 (a) addback of amortization of intangible assets of $18.4 million and $19.3 million in the 2019 and 2018 periods, respectively,
 (b) the allocation to discontinued operations of estimated stranded corporate costs of $2.0 million and $6.4 million in the 2019 and 2018 periods, respectively, that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business,
 (c) the allocation to discontinued operations of estimated interest expense amounts in 2019 and 2018 related to long-term debt that has been paid down in connection with the sale of the ECR business of $5.8 million and $16.1 million, respectively,
(d) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with WorleyParsons of $14.1 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.2 million in remaining unreimbursed costs associated with the TSA during the fiscal 2019 third quarter,
 (e) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $5.3 million in the 2018 period and other income tax adjustments of $1.5 million in the current quarter and
 (f) associated income tax expense adjustments for the above pre-tax adjustment items.
	$24 million ($0.17 per share)	$38 million ($0.27 per share)
Adjusted EPS from Continuing Operations	$193 million ($1.40 per share)	$178 million ($1.24 per share)
(note: earnings per share amounts may not add due to rounding)

Fiscal third quarter 2019 earnings per share from continuing operations reflect an adjusted effective tax rate of 22.6%, excluding discrete tax items of 16 cents per share. Fiscal third quarter 2018 included an 8 cent benefit from discrete tax items.
Jacobs is hosting a conference call at 11:00 A.M. ET on Monday August 5, 2019, which it is webcasting live at www.jacobs.com.
Energy, Chemicals and Resources (ECR) Sale to WorleyParsons
On April 26, 2019, Jacobs completed the previously announced sale of the Jacobs' ECR business to WorleyParsons Limited.
KeyW Acquisition
On June 12, 2019, Jacobs completed the previously announced acquisition of The KeyW Holding Corporation.
About Jacobs
Jacobs leads the global professional services sector providing solutions for a more connected, sustainable world. With approximately $12 billion in revenue and a talent force of more than 50,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on www.jacobs.com, LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements, see our Annual Report on Form 10-K for the year ended September 28, 2018, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarters ended December 28, 2018 and March 29, 2019, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Revenues	$3,169,622	$2,933,623	$9,345,005	$7,587,916
Direct cost of contracts	(2,543,488)	(2,325,028)	(7,533,511)	(6,035,598)
Gross profit	626,134	608,595	1,811,494	1,552,318
Selling, general and administrative expenses	(536,180)	(446,083)	(1,505,731)	(1,325,722)
Operating Profit	89,954	162,512	305,763	226,596
Other Income (Expense):
Interest income	3,398	1,277	7,172	6,896
Interest expense	(18,978)	(23,788)	(73,727)	(50,107)
Miscellaneous income (expense), net	19,025	6,632	58,211	5,195
Total other (expense) income, net	3,445	(15,879)	(8,344)	(38,016)
Earnings from Continuing Operations Before Taxes	93,399	146,633	297,419	188,580
Income Tax Benefit (Expense) for Continuing Operations	1,981	(31,174)	(12,829)	(110,230)
Net Earnings of the Group from Continuing Operations	95,380	115,459	284,590	78,350
Net Earnings of the Group from Discontinued Operations	435,684	34,612	438,837	126,215
Net Earnings of the Group	531,064	150,071	723,427	204,565
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,015)	(2,123)	(15,578)	(5,539)
Net Earnings Attributable to Jacobs from Continuing Operations	89,365	113,336	269,012	72,811
Net (Earnings) Losses Attributable to Noncontrolling Interests from Discontinued Operations	(607)	2,274	(2,195)	1,946
Net Earnings Attributable to Jacobs from Discontinued Operations	$435,077	$36,886	$436,642	$128,161
Net Earnings Attributable to Jacobs	$524,442	$150,222	$705,654	$200,972
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.65	$0.79	$1.93	$0.53
Basic Net Earnings from Discontinued Operations Per Share	$3.18	$0.26	$3.14	$0.94
Basic Earnings Per Share	$3.83	$1.05	$5.07	$1.47

Diluted Net Earnings from Continuing Operations Per Share	$0.65	$0.79	$1.92	$0.53
Diluted Net Earnings from Discontinued Operations Per Share	$3.15	$0.26	$3.11	$0.93
Diluted Earnings Per Share	$3.80	$1.05	$5.02	$1.46

Segment Information (in thousands):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Revenues from External Customers:
Aerospace, Technology and Nuclear	$1,156,488	$1,021,523	$3,251,024	$2,656,303
Buildings, Infrastructure and Advanced Facilities	2,013,134	1,912,100	6,093,981	4,931,613
Pass Through Revenue	(533,935)	(583,423)	(1,840,572)	(1,603,930)
Buildings, Infrastructure and Advanced Facilities Net Revenue	$1,479,199	$1,328,677	$4,253,409	$3,327,683
Total Revenue	$3,169,622	$2,933,623	$9,345,005	$7,587,916
Net Revenue	$2,635,687	$2,350,200	$7,504,433	$5,983,986

	For the Three Months Ended		For the Nine Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Segment Operating Profit:
Aerospace, Technology and Nuclear	$76,306	$69,085	$222,289	$182,609
Buildings, Infrastructure and Advanced Facilities	183,318	163,193	515,465	374,809
Total Segment Operating Profit	259,624	232,278	737,754	557,418
Other Corporate Expenses (1)	(64,525)	(34,802)	(185,674)	(131,163)
Restructuring and Other Charges	(92,407)	(30,544)	(233,579)	(122,744)
Transaction Costs	(12,738)	(4,420)	(12,738)	(76,915)
Total U.S. GAAP Operating Profit	89,954	162,512	305,763	226,596
Total Other (Expense) Income, net (2)	3,445	(15,879)	(8,344)	(38,016)
Earnings from Continuing Operations Before Taxes	$93,399	$146,633	$297,419	$188,580

(1)
Other corporate expenses include costs that were previously allocated to the ECR segment prior to discontinued operations presentation in connection with the ECR sale in the approximate amounts of $2.0 million and $6.4 million for the three-month periods ended June 28, 2019 and June 29, 2018, respectively, and $14.8 million and $19.2 million for the nine-month periods ended June 28, 2019 and June 29, 2018, respectively. Other corporate expenses also include intangibles amortization of $18.4 million and $19.3 million for the three-month periods ended June 28, 2019 and June 29, 2018, respectively, and $55.7 million and $49.1 million for the nine-month periods ended June 28, 2019 and June 29, 2018, respectively.

(2)
Includes gain on the settlement of the CH2M retiree medical plans of $0.0 million and $34.6 million, respectively, and the amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $1.5 million, respectively, for the three- and nine-month periods ended June 28, 2019, as well as amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $1.2 million, respectively, for the three- and nine-month periods ended June 29, 2018. Also includes revenues under the Company's TSA with WorleyParsons of $14.1 million, respectively, for the three- and nine-month periods ended June 28, 2019, for which the related costs are included in SG&A.

Other Operational Information (in thousands):

Unaudited	For the Nine Months Ended
Continuing Operations	June 28, 2019	June 29, 2018
Depreciation (pre-tax)	$67,553	$69,663
Amortization of Intangibles (pre-tax)	$55,732	$49,052
Pass-Through Costs Included in Revenues	$1,840,572	$1,603,930
Capital Expenditures	$97,466	$48,975

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Balance Sheet (in thousands):

Unaudited	June 28, 2019	September 28, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$998,242	$634,870
Receivables and contract assets	2,779,189	2,513,934
Prepaid expenses and other	695,810	171,096
Current assets held for sale	2,704	1,236,684
Total current assets	4,475,945	4,556,584
Property, Equipment and Improvements, net	305,266	257,859
Other Noncurrent Assets:
Goodwill	5,370,741	4,795,856
Intangibles, net	694,117	572,952
Miscellaneous	768,102	760,854
Noncurrent assets held for sale	27,091	1,701,690
Total other noncurrent assets	6,860,051	7,831,352
	$11,641,262	$12,645,795
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$222,687	$3,172
Accounts payable	884,992	776,189
Accrued liabilities	1,673,272	1,167,002
Contract liabilities	506,394	442,760
Current liabilities held for sale	2,103	756,570
Total current liabilities	3,289,448	3,145,693
Long-term Debt	1,025,198	2,144,167
Other Deferred Liabilities	1,218,499	1,260,977
Noncurrent Liabilities Held for Sale	—	150,604
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—135,848,893 shares and 142,217,933 shares as of June 28, 2019 and September 28, 2018, respectively	135,849	142,218
Additional paid-in capital	2,634,177	2,708,839
Retained earnings	4,053,626	3,809,991
Accumulated other comprehensive loss	(763,589)	(806,703)
Total Jacobs stockholders’ equity	6,060,063	5,854,345
Noncontrolling interests	48,054	90,009
Total Group stockholders’ equity	6,108,117	5,944,354
	$11,641,262	$12,645,795

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$531,064	$150,071	$723,427	$204,565
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	25,851	29,576	69,663	88,715
Intangible assets	18,383	22,447	56,346	58,495
(Gain) Loss on disposal of ECR business	(917,697)	—	(917,697)	—
(Gain) Loss on disposal of other businesses and investments	9,608	(444)	9,608	(444)
(Gain) Loss on investment in equity securities	(2,175)	—	(2,175)	—
Stock based compensation	18,425	14,939	47,341	61,821
Equity in earnings of operating ventures, net	(2,307)	(9,174)	(7,632)	(8,387)
(Gain) Losses on disposals of assets, net	(1,732)	6,138	1,998	10,055
Loss (Gain) on pension and retiree medical plan changes	—	—	(34,621)	3,819
Deferred income taxes	83,600	(14,173)	52,592	(7,374)
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets	(149,885)	(144,474)	(402,616)	(316,386)
Prepaid expenses and other current assets	(41,734)	7,981	5,999	5,620
Accounts payable	74,532	120,741	67,778	138,713
Accrued liabilities	(103,416)	28,708	(161,179)	8,083
Contract liabilities	361,881	1,096	419,762	34,695
Other deferred liabilities	(80,707)	(3,587)	(129,468)	(21,007)
Other, net	11,228	4,901	(19,439)	7,967
Net cash (used for) provided by operating activities	(165,081)	214,746	(220,313)	268,950
Cash Flows from Investing Activities:
Additions to property and equipment	(45,190)	(18,563)	(106,670)	(63,408)
Disposals of property and equipment and other assets	60	—	7,300	428
Distributions of capital from (contributions to) equity investees	—	15,310	(3,904)	7,614
Acquisitions of businesses, net of cash acquired	(575,110)	(3,729)	(575,110)	(1,488,546)
Disposals of investment in equity securities	64,708	—	64,708	—
Proceeds (payments) related to sales of businesses	2,796,734	—	2,796,734	3,403
Purchases of noncontrolling interests	—	—	(1,113)	—
Net cash provided by (used for) investing activities	2,241,202	(6,982)	2,181,945	(1,540,509)
Cash Flows from Financing Activities:
Net (payments) proceeds from borrowings	(1,895,959)	(159,814)	(1,200,388)	1,402,387
Debt issuance costs	—	—	(3,741)	—
Proceeds from issuances of common stock	20,198	6,952	46,143	33,588

Common stock repurchases	(36,183)	(31)	(524,618)	(2,982)
Taxes paid on vested restricted stock	(5,870)	(10,835)	(26,187)	(27,975)
Cash dividends, including to noncontrolling interests	(25,867)	(20,999)	(82,257)	(65,232)
Net cash provided by (used for) financing activities	(1,943,681)	(184,727)	(1,791,048)	1,339,786
Effect of Exchange Rate Changes	15,164	(34,082)	34,300	(18,008)
Net Increase (decrease) in Cash and Cash Equivalents	147,604	(11,045)	204,884	50,219
Cash and Cash Equivalents at the Beginning of the Period	850,638	835,415	793,358	774,151
Cash and Cash Equivalents at the End of the Period	998,242	824,370	998,242	824,370
Less Cash and Cash Equivalents included in Assets held for Sale	—	(161,666)	—	(161,666)
Cash and Cash Equivalents of Continuing Operations at the End of the Period	$998,242	$662,704	$998,242	$662,704

Backlog (in millions):

	June 28, 2019	June 29, 2018
Aerospace, Technology and Nuclear	$8,456	$7,147
Buildings, Infrastructure and Advanced Facilities	14,011	12,693
Total	$22,467	$19,840
Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted EBITDA.
Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are non-GAAP financial measures that are calculated by (i) excluding the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition, the ECR divestiture, the KeyW acquisition and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs and KeyW and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, and similar costs and expenses (collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of the KeyW and CH2M acquisitions and sale of the ECR business, including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (v) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; (vi) adding back amortization of intangible assets; (vii) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (viii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (ix) the reclassification of revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (x) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; and (xi) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis. Adjusted EBITDA is calculated by adding depreciation expense to adjusted operating profit from continuing operations. Net revenue is calculated by excluding pass-through revenues of the BIAF line of business. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted EBITDA in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.
The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP revenue, net earnings from continuing operations, EPS from continuing operations to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation.

U.S. GAAP Reconciliation for the third quarter of fiscal 2019 and 2018

	Three Months Ended
	June 28, 2019
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$3,169,622	$—	$—	$—	$3,169,622
Pass through revenue	—	—	—	(533,935)	(533,935)
Net revenue	3,169,622	—	—	(533,935)	2,635,687
Direct cost of contracts	(2,543,488)	2,481	—	533,935	(2,007,072)
Gross profit	626,134	2,481	—	—	628,615
Selling, general and administrative expenses	(536,180)	89,926	12,738	37,714	(395,802)
Operating Profit	89,954	92,407	12,738	37,714	232,813
Total other (expense) income, net	3,445	831	515	(8,362)	(3,571)
Earnings from Continuing Operations Before Taxes	93,399	93,238	13,253	29,352	229,242
Income Tax Benefit (Expense) for Continuing Operations	1,981	(22,924)	(3,259)	(5,823)	(30,025)
Net Earnings of the Group from Continuing Operations	95,380	70,314	9,994	23,529	199,217
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,015)	—	—	—	(6,015)
Net Earnings from Continuing Operations attributable to Jacobs	89,365	70,314	9,994	23,529	193,202
Net Earnings Attributable to Discontinued Operations	435,077	2,058	2,447	(7,823)	431,759
Net earnings attributable to Jacobs	$524,442	$72,372	$12,441	$15,706	$624,961
Diluted Net Earnings from Continuing Operations Per Share	$0.65	$0.51	$0.07	$0.17	$1.40
Diluted Net Earnings from Discontinued Operations Per Share	$3.15	$0.01	$0.02	$(0.06)	$3.13
Diluted Earnings Per Share	$3.80	$0.52	$0.09	$0.11	$4.53
Operating profit margin	2.84%				8.83%
(1) Includes after-tax CH2M transaction costs and adjustments of $0.4 million, after-tax transaction costs associated with the sale of our ECR line of business of $2.4 million and after-tax transaction costs associated with the acquisition of KeyW of $9.6 million.
(2) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $533.9 million, (b) the removal of amortization of intangible assets of $18.4 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $2.0 million for the month of April prior to the sale that will be reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the month of April prior to the sale related to long-term debt that has been paid down as a result of the ECR sale of $5.8 million, (e) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $2.6 million, (f) the reclassification of revenues under the Company's TSA of $14.1 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.2 million in remaining unreimbursed costs associated with this agreement, (g) other income tax adjustments of $1.5 million and (h) associated income tax expense adjustments for all the above pre-tax adjustment items.

	Three Months Ended
	June 29, 2018
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M Transaction Costs	Other Adjustments (1)	Adjusted
Revenues	$2,933,623	$—	$—	$—	$2,933,623
Pass through revenue	—	—	—	(583,423)	(583,423)
Net revenue	2,933,623	—	—	(583,423)	2,350,200
Direct cost of contracts	(2,325,028)	2,576	—	583,423	(1,739,029)
Gross profit	608,595	2,576	—	—	611,171
Selling, general and administrative expenses	(446,083)	27,967	4,422	25,699	(387,995)
Operating Profit	162,512	30,543	4,422	25,699	223,176
Total other (expense) income, net	(15,879)	(466)	933	16,069	657
Earnings from Continuing Operations Before Taxes	146,633	30,077	5,355	41,768	223,833
Income Tax Benefit (Expense) for Continuing Operations	(31,174)	(7,433)	(1,483)	(3,478)	(43,568)
Net Earnings of the Group from Continuing Operations	115,459	22,644	3,872	38,290	180,265
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(2,123)	(577)	—	—	(2,700)
Net Earnings from Continuing Operations attributable to Jacobs	113,336	22,067	3,872	38,290	177,565
Net Earnings Attributable to Discontinued Operations	36,886	12,683	—	(14,800)	34,769
Net earnings attributable to Jacobs	$150,222	$34,750	$3,872	$23,490	$212,334
Diluted Net Earnings from Continuing Operations Per Share	$0.79	$0.15	$0.03	$0.27	$1.24
Diluted Net Earnings from Discontinued Operations Per Share	$0.26	$0.09	$—	$(0.10)	$0.24
Diluted Earnings Per Share	$1.05	$0.24	$0.03	$0.16	$1.48
Operating profit margin	5.54%				9.50%
(1) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $583.4 million, (b) the removal of amortization of intangible assets of $22.4 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million that would have been reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) estimated 2018 impacts of $19.2 million from overhead allocation realignments in connection with the Company's CH2M business in the first quarter of fiscal 2019 had those changes been put into effect in first quarter of fiscal 2018 (the net impact of which was zero for consolidated selling, general and administrative expenses), (e) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $16.1 million, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $5.3 million and (g) associated income tax expense adjustments for all the above pre-tax adjustment items.

	Nine Months Ended
	June 28, 2019
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$9,345,005	$—	$—	$—	$9,345,005
Pass through revenue	—	—	—	(1,840,572)	(1,840,572)
Net revenue	9,345,005	—	—	(1,840,572)	7,504,433
Direct cost of contracts	(7,533,511)	1,969	—	1,840,572	(5,690,970)
Gross profit	1,811,494	1,969	—	—	1,813,463
Selling, general and administrative expenses	(1,505,731)	231,610	12,738	87,863	(1,173,520)
Operating Profit	305,763	233,579	12,738	87,863	639,943
Total other (expense) income, net	(8,344)	(28,460)	1,544	28,109	(7,151)
Earnings from Continuing Operations Before Taxes	297,419	205,119	14,282	115,972	632,792
Income Tax Expense for Continuing Operations	(12,829)	(44,443)	(3,509)	(53,782)	(114,563)
Net Earnings of the Group from Continuing Operations	284,590	160,676	10,773	62,190	518,229
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(15,578)	—	—	—	(15,578)
Net Earnings from Continuing Operations attributable to Jacobs	269,012	160,676	10,773	62,190	502,651
Net Earnings Attributable to Discontinued Operations	436,642	(587)	8,948	(55,622)	389,381
Net earnings attributable to Jacobs	$705,654	$160,089	$19,721	$6,568	$892,032
Diluted Net Earnings from Continuing Operations Per Share	$1.92	$1.14	$0.08	$0.44	$3.58
Diluted Net Earnings from Discontinued Operations Per Share	$3.11	$—	$0.06	$(0.40)	$2.77
Diluted Earnings Per Share	$5.02	$1.14	$0.14	$0.05	$6.35
Operating profit margin	3.27%				8.53%
(1) Includes after-tax CH2M transaction costs and adjustments of $1.2 million, after-tax transaction costs associated with the sale of our ECR line of business of $8.9 million and after-tax transaction costs associated with the acquisition of KeyW of $9.6 million.
(2) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $1.84 billion, (b) the removal of amortization of intangible assets of $55.7 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $14.8 million for the month of April prior to the sale that will be reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the month of April prior to the sale related to long-term debt that has been paid down as a result of the ECR sale of $42.3 million, (e) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment from the second quarter associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform from the first quarter of $11.0 million and other adjustments of $1.5 million, (g) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $17.3 million, (h) the reclassification of revenues under the Company's TSA of $14.1 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.2 million in remaining unreimbursed costs associated with this agreement and (i) associated income tax expense adjustments for all the above pre-tax adjustment items.

	Nine Months Ended
	June 29, 2018
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M Transaction Costs	Other Adjustments (1)	Adjusted
Revenues	$7,587,916	$—	$—	$—	$7,587,916
Pass through revenue	—	—	—	(1,603,930)	(1,603,930)
Net revenue	7,587,916	—	—	(1,603,930)	5,983,986
Direct cost of contracts	(6,035,598)	2,576	—	1,603,930	(4,429,092)
Gross profit	1,552,318	2,576	—	—	1,554,894
Selling, general and administrative expenses	(1,325,722)	120,168	76,915	68,252	(1,060,387)
Operating Profit	226,596	122,744	76,915	68,252	494,507
Total other (expense) income, net	(38,016)	—	1,189	33,205	(3,622)
Earnings from Continuing Operations Before Taxes	188,580	122,744	78,104	101,457	490,885
Income Tax Expense for Continuing Operations	(110,230)	(31,352)	(19,363)	51,210	(109,735)
Net Earnings of the Group from Continuing Operations	78,350	91,392	58,741	152,667	381,150
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(5,539)	(577)	—	—	(6,116)
Net Earnings from Continuing Operations attributable to Jacobs	72,811	90,815	58,741	152,667	375,034
Net Earnings Attributable to Discontinued Operations	128,161	9,794	—	(32,607)	105,348
Net earnings attributable to Jacobs	$200,972	$100,609	$58,741	$120,060	$480,382
Diluted Net Earnings from Continuing Operations Per Share	$0.53	$0.66	$0.43	$1.11	$2.72
Diluted Net Earnings from Discontinued Operations Per Share	$0.93	$0.07	$—	$(0.24)	$0.76
Diluted Earnings Per Share	$1.46	$0.73	$0.43	$0.87	$3.49
Operating profit margin	2.99%				8.26%
(1) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $1.60 billion; (b) the removal of amortization of intangible assets of $58.5 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $19.2 million that would have been reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) estimated 2018 impacts of $51.2 million from overhead allocation realignments in connection with the Company's CH2M business in the first quarter of fiscal 2019 had those changes been put into effect in first quarter of fiscal 2018 (the net impact of which was zero for consolidated selling, general and administrative expenses), (e) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $33.2 million, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $74.7 million and (g) associated income tax expense adjustments for all the above pre-tax adjustment items.

Earnings Per Share:

	Three Months Ended		Nine Months Ended
Unaudited	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Numerator for Basic and Diluted EPS:
Net earnings (loss) attributable to Jacobs from continuing operations	$89,365	$113,336	$269,012	$72,811
Net earnings (loss) from continuing operations allocated to participating securities	(105)	(475)	(444)	(325)
Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$89,260	$112,861	$268,568	$72,486

Net earnings (loss) attributable to Jacobs from discontinued operations	$435,077	$36,886	436,642	128,161
Net earnings (loss) from discontinued operations allocated to participating securities	(513)	(155)	(720)	(573)
Net earnings (loss) from discontinued operations allocated to common stock for EPS calculation	$434,564	$36,731	$435,922	$127,588

Net earnings allocated to common stock for EPS calculation	$523,824	$149,592	$704,490	$200,074

Denominator for Basic and Diluted EPS:
Weighted average basic shares	136,772	142,612	139,263	136,717
Shares allocated to participating securities	(161)	(597)	(230)	(743)
Shares used for calculating basic EPS attributable to common stock	136,611	142,015	139,033	135,974

Effect of dilutive securities:
Stock compensation plans	1,212	1,014	1,206	1,028
Shares used for calculating diluted EPS attributable to common stock	137,823	143,029	140,239	137,002

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.65	$0.79	$1.93	$0.53
Basic Net Earnings from Discontinued Operations Per Share	$3.18	$0.26	$3.14	$0.94
Basic EPS	$3.83	$1.05	$5.07	$1.47
Diluted Net Earnings from Continuing Operations Per Share	$0.65	$0.79	$1.92	$0.53
Diluted Net Earnings from Discontinued Operations Per Share	$3.15	$0.26	$3.11	$0.93
Diluted EPS	$3.80	$1.05	$5.02	$1.46

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:

Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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